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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 14, 1997 accompanying the consolidated financial statements of Arabian Shield Development Company and subsidiaries appearing in the 1996 Annual Report to stockholders incorporated by reference in the Company's Form 10-K for the year ended December 31, 1996. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Dallas, Texas
October 17, 1997